Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision                                                             Free Writing Prospectus dated January 22, 2007

 $722,625,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-A

NATIONSTAR HOME EQUITY LOAN TRUST 2007-A

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor, Originator and Servicer)

Nationstar Funding LLC

(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2007-A (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

CITIGROUP                                                                                                  RBS GREENWICH CAPITAL

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Citigroup Global Markets, Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-877-858-5407.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

CERTIFICATES
Class(1)	Expected Size (2)	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
							S&P	Moody's
AV-1	$291,546,000	Floating	Sen-Seq	1.00 / 1.00	1-21 / 1-21	March 2037	AAA	Aaa
AV-2	$68,400,000	Floating	Sen-Seq	2.00 / 2.00	21-26 / 21-26	March 2037	AAA	Aaa
AV-3	$131,949,000	Floating	Sen-Seq	3.00 / 3.00	26-54 / 26-54	March 2037	AAA	Aaa
AV-4	$119,730,000	Floating	Sen-Seq	6.49 / 7.67	54-90 / 54-206	March 2037	AAA	Aaa
M-1	$24,750,000	Floating	Mez	5.13 / 5.68	42-90 / 42-168	March 2037	AA+	Aa1
M-2	$21,000,000	Floating	Mez	5.09 / 5.61	40-90 / 40-160	March 2037	AA	Aa2
M-3	$13,125,000	Floating	Mez	5.07 / 5.57	40-90 / 40-152	March 2037	AA-	Aa3
M-4	$11,625,000	Floating	Mez	5.04 / 5.53	39-90 / 39-146	March 2037	A+	A1
M-5	$11,250,000	Floating	Mez	5.04 / 5.49	38-90 / 38-140	March 2037	A	A2
M-6	$10,125,000	Floating	Mez	5.02 / 5.43	38-90 / 38-133	March 2037	A-	A3
M-7	$5,625,000	Floating	Mez	5.02 / 5.39	38-90 / 38-125	March 2037	BBB+	Baa1
M-8	$6,000,000	Floating	Mez	5.02 / 5.35	38-90 / 38-120	March 2037	BBB	Baa2
M-9	$7,500,000	Floating	Mez	5.01 / 5.27	37-90 / 37-114	March 2037	BBB-	Baa3
M-10(5)	$10,125,000	Floating	Mez	Not Offered Hereby		March 2037	BB+	Ba1

Total Offered Certificates $722,625,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The interest rate on the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

The Class M-10 Certificates will not be offered by this Free Writing Prospectus.  Any information contained in this Free Writing Prospectus related to the Class M-10 Certificates is solely for informational purposes.

Citigroup Global Markets Inc.

Trading
Steve Weinstein	(212) 723-6325	stephen.c.weinstein@citigroup.com
Supriya Bajoria	(212) 723-6325	supriya.bajoria@citigroup.com

Mortgage Finance
Paul Humphrey	(212) 723-9548	paul.humphrey@citigroup.com
Venkat Veerubhotla	(212) 723-6662	venkat.veerubhotla @citigroup.com
Kathryn Ebner	(212) 723-6879	kathryn.ebner@citigroup.com

Analytics
Shekhar Shah	(212) 723-6325	shekhar.shah@citigroup.com
Tai Wu	(212) 723-5859	tai.g.wu@citigroup.com
Noel Doromal	(212) 723-9026	noel.doromal@citigroup.com
Jerome Langella	(212) 723-6621	jerome.langella@citigroup.com

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Fixed Rate Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Adjustable Rate Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, 50% CPR from month 23 until month 28, 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 85% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $722,625,000 of Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-A.
Issuer:	Nationstar Home Equity Loan Trust 2007-A (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Sponsor, Servicer and Originator:	Nationstar Mortgage LLC ("Nationstar").
Sellers:	Nationstar and/or one or more of its affiliates.
Trustee:	The Bank of New York.
Custodian:	The Bank of New York Trust Company.
Underwriters:

Citigroup Global Markets, Inc. (Co-Lead Manager and Structuring Lead).

Greenwich Capital Markets, Inc. (Co-Lead Manager).

Banc of America Securities LLC (Co-Manager).

Credit Suisse Securities (USA) LLC (Co-Manager).

Statistical Calculation Date:	The opening of business on January 1, 2007.
Cut-Off Date:	The opening of business on February 1, 2007.
Expected Pricing Date:	January 25, 2007.
Expected Closing Date:	February 7, 2007.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be March 26, 2007.
Record Dates:	With respect to any Distribution Date and each class of Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:	The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class M-10, Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Certificates:	The Offered Certificates and the Class M-10 Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Certificates will settle flat (no accrued interest).
Interest Accrual Period:

Interest on the Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date, on an actual/360 basis.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate, hybrid and adjustable rate Home Equity Loans secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties;

•

all principal payments collected and interest payments due on the Home Equity Loans after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

Certain of the Home Equity Loans (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans (the “Adjustable Rate Home Equity Loans”) bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is six months, two years or three years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

5,109 total Home Equity Loans

•

3,445 Fixed Rate Home Equity Loans

•

1,664 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

$367,562,555.28 aggregate outstanding Loan Balance

•

Approximately 52.49% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

$332,729,061.26 aggregate outstanding Loan Balance

•

Approximately 47.51% of aggregate outstanding Loan Balance of all Home Equity Loans

It is expected that approximately $49,708,383 aggregate outstanding Loan Balance of additional Home Equity Loans will be added to the pool of Home Equity Loans by the Closing Date.  The addition of these Home Equity Loans is not expected to materially change the material characteristics of the pool of Home Equity Loans.

See "ALL HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Arrearages:

Approximately 2.95% of the aggregate outstanding Loan Balance of all Home Equity Loans, as of the Statistical Calculation Date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the Statistical Calculation Date.  The aggregate arrearage on the Home Equity Loans, is approximately $1,294,619, which is approximately 0.18% of the aggregate outstanding Loan Balance of the Home Equity Loans, as of the Statistical Calculation Date.  Additional arrearages may accrue with respect to those Home Equity Loans between the Statistical Calculation Date and the Cut-Off Date.  The Servicer is entitled to be reimbursed by the Issuing Entity for any such arrearages in the same manner and subject to the same restrictions that apply to Delinquency Advances and/or Servicing Advances made on or after the Cut-Off Date, including if such advances become non-recoverable advances, from collection on all the Home Equity Loans.

So long as the related borrower makes principal and interest payments on the related Home Equity Loan, such Home Equity Loan is treated as current notwithstanding any related arrearage.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with TBD, as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on a schedule.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the lesser of (i) the notional amount for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and each Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  The applicable scheduled notional amounts for the Swap Agreement are calculated based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date and the assumed characteristics of the approximately $49,708,383 aggregate outstanding Loan Balance of additional Home Equity Loans that are expected to be added as of the Closing Date.  The applicable scheduled notional amounts for the Swap Agreement may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.  The Depositor does not expect any material change in the material characteristics of the Home Equity Loans between the Statistical Calculation Date and the Cut-off Date.  Any amounts remaining in the Swap Account after the December 2012 Distribution Date will be distributed to the Class X-IO certificateholder.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for such Distribution Date, allocated in the order of priority set forth in clauses 4 through 14 under “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

seventh, to the Senior Certificates and Subordinate Certificates, any Net WAC Cap Carryover, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in clauses 18 and 19 under “DISTRIBUTIONS” below;

•

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

•

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period next following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period next following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based or statutory exemptions.
SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Certificates that they receive ratings not lower than the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

AV-1

AAA

Aaa

AV-2

AAA

Aaa

AV-3

AAA

Aaa

AV-4

AAA

Aaa

M-1

AA+

Aa1

M-2

AA

Aa2

M-3

AA-

Aa3

M-4

A+

A1

M-5

A

A2

M-6

A-

A3

M-7

BBB+

Baa1

M-8

BBB

Baa2

M-9

BBB-

Baa3

M-10

BB+

Ba1

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this Free Writing Prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this Free Writing Prospectus relates:

•

with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) overcollateralization, and (3) subordination of Certificates having a lower payment priority.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of approximately 2.30% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 2.30% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

•

the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10  Certificates;

•

the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9 and Class M-10 Certificates;

•

the Class M-8 Certificates will have payment priority over the Class M-9 and Class M-10 Certificates; and

•

the Class M-9 Certificates will have payment priority over the Class M-10 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related net subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Initial Certificate Credit Enhancement

•

The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

•

The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 12.85% in Subordinate Certificates having a lower payment priority.

•

The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 10.05% in Subordinate Certificates having a lower payment priority.

•

The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.30% in Subordinate Certificates having a lower payment priority.

•

The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.75% in Subordinate Certificates having a lower payment priority.

•

The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.25% in Subordinate Certificates having a lower payment priority.

•

The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.90% in Subordinate Certificates having a lower payment priority.

•

The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.15% in Subordinate Certificates having a lower payment priority.

•

The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 2.35% in Subordinate Certificates having a lower payment priority.

•

The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.35% in Subordinate Certificates having a lower payment priority.

•

The Class M-10 Certificates will be enhanced by Excess Interest and the Overcollateralization Amount.

Credit Enhancement Percentages:	Target Percentages		Stepdown Percentages
	Senior	18.45%	Senior	36.90%
	Class M-1	15.15%	Class M-1	30.30%
	Class M-2	12.35%	Class M-2	24.70%
	Class M-3	10.60%	Class M-3	21.20%
	Class M-4	9.05%	Class M-4	18.10%
	Class M-5	7.55%	Class M-5	15.10%
	Class M-6	6.20%	Class M-6	12.40%
	Class M-7	5.45%	Class M-7	10.90%
	Class M-8	4.65%	Class M-8	9.30%
	Class M-9	3.65%	Class M-9	7.30%
	Class M-10	2.30%	Class M-10	4.60%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the Net WAC Cap.
Net WAC Cap:

With respect to any Distribution Date and each of the Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Net Coupon Rate:

For any Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans).

Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Certificates is based on the Net WAC Cap, the certificateholders will be entitled to receive on subsequent Distribution Dates the Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below and as set forth under “Swap Account”.  The Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap).

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 17 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans, which shall be net of the servicing fee, and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

1.

To the Trustee, the Trustee fee and any Transition Expenses.

2.

Concurrently, to each class of Senior Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on each Senior Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Senior Certificates.

3.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

4.

To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Principal Distribution Amount shall be distributed to the Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

5.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

14.

To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

15.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 through 14 above.

16.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

17.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with clauses 18 and 19 below.

18.

Concurrently, to the Senior Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

19.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

20.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

21.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to clause 1 above.

22.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Basic Principal Amount:

For each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan that was purchased or repurchased by Nationstar or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 69.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 75.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 78.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 81.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 84.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 87.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 89.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 90.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 92.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-10 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and (K) the certificate principal balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 95.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class Monthly Interest Amount:

With respect to each class of Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest accrual period at the related Certificate Rate on the certificate principal balance of the related Certificates.  On any Distribution Date, the Certificates are each subject to the Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

March 2009 to February 2010

[1.35]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter.

March 2010 to February 2011

[3.00]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter.

March 2011 to February 2012

[4.80]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter.

March 2012 to February 2013

[6.30]% for the first month, plus an additional 1/12th of [1.05]% for each month thereafter.

March 2013 and thereafter

[7.35]%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds [42.68]% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses 1 through 14 under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Basic Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the Certificates, over (y) the Required Overcollateralization Amount.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (2) the aggregate certificate principal balance of the Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 2.30% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 2.30% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 4.60% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 63.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the March 2010 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Basic Principal Amount on that Distribution Date, is at least equal to approximately 36.90%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Basic Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
03/25/07	721,821,238.87	02/25/10	152,229,259.12
04/25/07	711,212,061.88	03/25/10	143,472,308.39
05/25/07	699,111,483.61	04/25/10	139,328,730.50
06/25/07	685,541,937.09	05/25/10	135,303,596.71
07/25/07	670,831,155.14	06/25/10	131,393,545.49
08/25/07	655,003,487.67	07/25/10	127,595,310.25
09/25/07	638,095,411.35	08/25/10	123,905,716.58
10/25/07	620,166,434.83	09/25/10	120,321,679.78
11/25/07	601,406,552.44	10/25/10	116,840,202.28
12/25/07	582,231,936.11	11/25/10	113,458,371.14
01/25/08	563,069,865.22	12/25/10	110,173,355.79
02/25/08	544,201,149.97	01/25/11	106,982,405.56
03/25/08	525,975,004.15	02/25/11	103,882,847.57
04/25/08	508,354,614.18	03/25/11	100,872,084.46
05/25/08	491,328,724.27	04/25/11	97,947,592.30
06/25/08	474,879,946.48	05/25/11	95,106,918.45
07/25/08	458,984,219.52	06/25/11	92,347,679.66
08/25/08	443,594,757.49	07/25/11	89,667,560.06
09/25/08	427,853,882.62	08/25/11	87,064,309.27
10/25/08	411,595,060.09	09/25/11	84,535,740.51
11/25/08	394,860,133.55	10/25/11	82,079,728.94
12/25/08	377,266,205.29	11/25/11	79,694,209.72
01/25/09	358,408,294.63	12/25/11	77,377,056.44
02/25/09	340,740,908.03	01/25/12	75,126,445.59
03/25/09	324,704,055.59	02/25/12	72,940,435.38
04/25/09	310,308,251.85	03/25/12	70,817,234.22
05/25/09	297,444,516.60	04/25/12	68,755,053.09
06/25/09	286,270,370.32	05/25/12	66,752,153.64
07/25/09	276,964,723.60	06/25/12	64,806,846.73
08/25/09	267,972,242.25	07/25/12	62,917,491.03
09/25/09	176,498,359.91	08/25/12	61,082,491.72
10/25/09	171,354,640.44	09/25/12	59,300,299.14
11/25/09	166,360,060.01	10/25/12	57,569,407.53
12/25/09	161,510,479.72	11/25/12	55,888,353.79
01/25/10	156,801,543.93	12/25/12	54,255,716.29

* Each notional amount is based on the characteristics of the Home Equity Loans as of the Statistical Calculation  Date and the assumed characteristics of the Home Equity Loans that are expected to be added as of the Closing Date.

BOND SUMMARY (TO CALL / MATURITY)

Class AV-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.81	1.31	1.00	0.77	0.61
Modified Duration*	1.69	1.23	0.95	0.74	0.59
First Principal Payment Date	03/25/2007	03/25/2007	03/25/2007	03/25/2007	03/25/2007
Last Principal Payment Date	09/25/2010	06/25/2009	11/25/2008	06/25/2008	02/25/2008
Payment Windows (mos.)	43	28	21	16	12
Class AV-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.81	1.31	1.00	0.77	0.61
Modified Duration*	1.69	1.23	0.95	0.74	0.59
First Principal Payment Date	03/25/2007	03/25/2007	03/25/2007	03/25/2007	03/25/2007
Last Principal Payment Date	09/25/2010	06/25/2009	11/25/2008	06/25/2008	02/25/2008
Payment Windows (mos.)	43	28	21	16	12

Class AV-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.19	2.78	2.00	1.53	1.16
Modified Duration*	3.70	2.55	1.87	1.45	1.11
First Principal Payment Date	09/25/2010	06/25/2009	11/25/2008	06/25/2008	02/25/2008
Last Principal Payment Date	11/25/2011	04/25/2010	04/25/2009	10/25/2008	05/25/2008
Payment Windows (mos.)	15	11	6	5	4
Class AV-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.19	2.78	2.00	1.53	1.16
Modified Duration*	3.70	2.55	1.87	1.45	1.11
First Principal Payment Date	09/25/2010	06/25/2009	11/25/2008	06/25/2008	02/25/2008
Last Principal Payment Date	11/25/2011	04/25/2010	04/25/2009	10/25/2008	05/25/2008
Payment Windows (mos.)	15	11	6	5	4

Class AV-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	6.94	4.64	3.00	1.97	1.55
Modified Duration*	5.66	4.03	2.72	1.85	1.47
First Principal Payment Date	11/25/2011	04/25/2010	04/25/2009	10/25/2008	05/25/2008
Last Principal Payment Date	12/25/2016	09/25/2013	08/25/2011	05/25/2009	11/25/2008
Payment Windows (mos.)	62	42	29	8	7
Class AV-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	6.94	4.64	3.00	1.97	1.55
Modified Duration*	5.66	4.03	2.72	1.85	1.47
First Principal Payment Date	11/25/2011	04/25/2010	04/25/2009	10/25/2008	05/25/2008
Last Principal Payment Date	12/25/2016	09/25/2013	08/25/2011	05/25/2009	11/25/2008
Payment Windows (mos.)	62	42	29	8	7

*Assumes priced at par

BOND SUMMARY (TO CALL / MATURITY)

Class AV-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	13.90	9.53	6.49	3.66	2.16
Modified Duration*	9.47	7.25	5.35	3.24	2.01
First Principal Payment Date	12/25/2016	09/25/2013	08/25/2011	05/25/2009	11/25/2008
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	09/25/2009
Payment Windows (mos.)	75	54	37	36	11
Class AV-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	15.89	11.23	7.67	4.57	2.16
Modified Duration*	10.12	8.00	6.02	3.84	2.01
First Principal Payment Date	12/25/2016	09/25/2013	08/25/2011	05/25/2009	11/25/2008
Last Principal Payment Date	02/25/2036	04/25/2031	04/25/2024	10/25/2019	09/25/2009
Payment Windows (mos.)	231	212	153	126	11

Class M-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.13	4.93	3.67
Modified Duration*	7.64	5.71	4.34	4.25	3.27
First Principal Payment Date	02/25/2012	06/25/2010	08/25/2010	07/25/2011	09/25/2009
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	49	10	14
Class M-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.55	8.00	5.68	5.36	6.38
Modified Duration*	7.96	6.07	4.66	4.53	5.25
First Principal Payment Date	02/25/2012	06/25/2010	08/25/2010	07/25/2011	09/25/2009
Last Principal Payment Date	06/25/2033	05/25/2027	02/25/2021	04/25/2017	03/25/2016
Payment Windows (mos.)	257	204	127	70	79

Class M-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.09	4.50	3.72
Modified Duration*	7.64	5.70	4.31	3.92	3.31
First Principal Payment Date	02/25/2012	06/25/2010	06/25/2010	02/25/2011	10/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	51	15	1
Class M-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.53	7.98	5.61	4.91	4.69
Modified Duration*	7.95	6.05	4.61	4.19	4.06
First Principal Payment Date	02/25/2012	06/25/2010	06/25/2010	02/25/2011	03/25/2011
Last Principal Payment Date	10/25/2032	06/25/2026	06/25/2020	10/25/2016	12/25/2013
Payment Windows (mos.)	249	193	121	69	34

*Assumes priced at par

BOND SUMMARY (TO CALL / MATURITY)

Class M-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.07	4.29	3.72
Modified Duration*	7.63	5.70	4.29	3.75	3.31
First Principal Payment Date	02/25/2012	06/25/2010	06/25/2010	12/25/2010	10/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	51	17	1
Class M-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.50	7.94	5.57	4.68	4.14
Modified Duration*	7.93	6.04	4.58	4.01	3.63
First Principal Payment Date	02/25/2012	06/25/2010	06/25/2010	12/25/2010	10/25/2010
Last Principal Payment Date	11/25/2031	08/25/2025	10/25/2019	04/25/2016	08/25/2013
Payment Windows (mos.)	238	183	113	65	35

Class M-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.04	4.17	3.63
Modified Duration*	7.60	5.68	4.26	3.65	3.23
First Principal Payment Date	02/25/2012	06/25/2010	05/25/2010	10/25/2010	07/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	52	19	4
Class M-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.46	7.91	5.53	4.54	3.89
Modified Duration*	7.89	6.01	4.54	3.90	3.43
First Principal Payment Date	02/25/2012	06/25/2010	05/25/2010	10/25/2010	07/25/2010
Last Principal Payment Date	03/25/2031	12/25/2024	04/25/2019	11/25/2015	04/25/2013
Payment Windows (mos.)	230	175	108	62	34

Class M-5 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.04	4.08	3.46
Modified Duration*	7.59	5.68	4.26	3.58	3.09
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	08/25/2010	05/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	53	21	6
Class M-5 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.42	7.87	5.49	4.43	3.70
Modified Duration*	7.87	5.99	4.52	3.82	3.27
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	08/25/2010	05/25/2010
Last Principal Payment Date	06/25/2030	03/25/2024	10/25/2018	06/25/2015	01/25/2013
Payment Windows (mos.)	221	166	103	59	33

*Assumes priced at par

BOND SUMMARY (TO CALL / MATURITY)

Class M-6 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.02	4.01	3.33
Modified Duration*	7.57	5.67	4.23	3.52	2.98
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	07/25/2010	03/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	53	22	8
Class M-6 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.35	7.81	5.43	4.33	3.55
Modified Duration*	7.83	5.95	4.47	3.73	3.15
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	07/25/2010	03/25/2010
Last Principal Payment Date	07/25/2029	05/25/2023	03/25/2018	01/25/2015	09/25/2012
Payment Windows (mos.)	210	156	96	55	31

Class M-7 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.02	3.97	3.25
Modified Duration*	7.34	5.54	4.16	3.44	2.89
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	06/25/2010	02/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	53	23	9
Class M-7 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.28	7.75	5.39	4.25	3.45
Modified Duration*	7.56	5.78	4.37	3.63	3.04
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	06/25/2010	02/25/2010
Last Principal Payment Date	07/25/2028	06/25/2022	07/25/2017	07/25/2014	05/25/2012
Payment Windows (mos.)	198	145	88	50	28

Class M-8 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.02	3.94	3.20
Modified Duration	7.05	5.37	4.07	3.35	2.81
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	06/25/2010	01/25/2010
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	53	23	10
Class M-8 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.21	7.69	5.35	4.19	3.38
Modified Duration*	7.23	5.57	4.25	3.51	2.93
First Principal Payment Date	02/25/2012	06/25/2010	04/25/2010	06/25/2010	01/25/2010
Last Principal Payment Date	10/25/2027	11/25/2021	02/25/2017	03/25/2014	02/25/2012
Payment Windows (mos.)	189	138	83	46	26

*Assumes priced at par

BOND SUMMARY (TO CALL / MATURITY)

Class M-9 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.59	7.20	5.01	3.90	3.15
Modified Duration*	6.77	5.21	3.97	3.26	2.72
First Principal Payment Date	02/25/2012	06/25/2010	03/25/2010	05/25/2010	12/25/2009
Last Principal Payment Date	02/25/2023	02/25/2018	08/25/2014	04/25/2012	10/25/2010
Payment Windows (mos.)	133	93	54	24	11
Class M-9 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.08	7.58	5.27	4.09	3.28
Modified Duration*	6.90	5.36	4.10	3.38	2.82
First Principal Payment Date	02/25/2012	06/25/2010	03/25/2010	05/25/2010	12/25/2009
Last Principal Payment Date	12/25/2026	02/25/2021	08/25/2016	10/25/2013	11/25/2011
Payment Windows (mos.)	179	129	78	42	24

*Assumes priced at par

COLLATERAL NET WAC RATE
Period	Pay Date	Collateral Net WAC (1,2)	Collateral Net WAC (1,3)	Period	Pay Date	Collateral Net WAC (1,2)	Collateral Net WAC (1,3)
1	03/25/07	5.14	19.25	46	12/25/10	9.29	17.71
2	04/25/07	7.85	22.14	47	01/25/11	8.99	17.41
3	05/25/07	8.11	22.19	48	02/25/11	8.98	17.39
4	06/25/07	7.84	22.03	49	03/25/11	9.80	18.21
5	07/25/07	8.10	22.07	50	04/25/11	8.98	17.32
6	08/25/07	7.84	21.90	51	05/25/11	9.27	17.55
7	09/25/07	7.84	21.82	52	06/25/11	8.97	17.25
8	10/25/07	8.10	21.83	53	07/25/11	9.26	17.48
9	11/25/07	7.84	21.63	54	08/25/11	8.96	17.19
10	12/25/07	8.10	21.64	55	09/25/11	8.96	17.15
11	01/25/08	7.84	21.43	56	10/25/11	9.25	17.38
12	02/25/08	7.85	21.33	57	11/25/11	8.95	17.08
13	03/25/08	8.29	21.46	58	12/25/11	9.24	17.31
14	04/25/08	7.85	21.13	59	01/25/12	8.94	17.00
15	05/25/08	8.11	21.14	60	02/25/12	8.94	16.97
16	06/25/08	7.85	20.93	61	03/25/12	9.50	17.48
17	07/25/08	8.12	20.94	62	04/25/12	8.93	16.89
18	08/25/08	7.86	20.73	63	05/25/12	9.23	17.12
19	09/25/08	7.86	20.63	64	06/25/12	8.92	16.82
20	10/25/08	8.26	20.78	65	07/25/12	9.22	17.05
21	11/25/08	8.15	20.70	66	08/25/12	8.92	16.75
22	12/25/08	8.62	20.89	67	09/25/12	8.91	16.71
23	01/25/09	8.62	20.88	68	10/25/12	9.21	16.94
24	02/25/09	8.99	21.10	69	11/25/12	8.91	16.64
25	03/25/09	9.69	21.48	70	12/25/12	9.20	16.87
26	04/25/09	8.96	20.86	71	01/25/13	8.90	10.20
27	05/25/09	9.26	20.99	72	02/25/13	8.90	10.19
28	06/25/09	8.96	20.79	73	03/25/13	9.85	11.28
29	07/25/09	9.27	21.02	74	04/25/13	8.89	10.18
30	08/25/09	8.98	20.92	75	05/25/13	9.18	10.51
31	09/25/09	8.98	17.23	76	06/25/13	8.88	10.16
32	10/25/09	9.28	17.50	77	07/25/13	9.18	10.49
33	11/25/09	8.99	17.32	78	08/25/13	8.88	10.14
34	12/25/09	9.29	17.62	79	09/25/13	8.87	10.13
35	01/25/10	9.00	17.48	80	10/25/13	9.16	10.46
36	02/25/10	9.02	17.64	81	11/25/13	8.87	10.11
37	03/25/10	9.84	18.20	82	12/25/13	9.16	10.44
38	04/25/10	9.02	17.40	83	01/25/14	8.86	10.09
39	05/25/10	9.31	17.67	84	02/25/14	8.86	10.09
40	06/25/10	9.01	17.44	85	03/25/14	9.80	11.16
41	07/25/10	9.31	17.76	86	04/25/14	8.85	10.07
42	08/25/10	9.01	17.58	87	05/25/14	9.14	10.40
43	09/25/10	9.00	17.54	88	06/25/14	8.84	10.05
44	10/25/10	9.30	17.77	89	07/25/14	9.13	10.38
45	11/25/10	8.99	17.48	90	08/25/14	8.84	10.03

(1)

Assumes Prepayment Pricing Speed and Clean-up Call is exercised.

(2)

Assumes static One-Month LIBOR and Six-Month LIBOR of 5.34% and 5. 39% respectively.  Also takes into account Swap Payments paid to the Swap Provider.

(3)

Assumes static One-Month LIBOR and Six-Month of 20.00%.  Also takes into account Swap Payments made and received by the trust.

EXCESS SPREAD

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)	Excess Spread Under STATIC LIBOR (%) (1,4)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)	Excess Spread Under STATIC LIBOR (%) (1,4)
1	5.340	5.390	0.18	0.18	46	5.047	5.095	3.87	3.85
2	5.334	5.361	2.73	2.73	47	5.047	5.096	3.78	3.75
3	5.332	5.338	2.74	2.74	48	5.039	5.098	3.78	3.74
4	5.325	5.310	2.73	2.73	49	5.034	5.102	4.06	4.03
5	5.306	5.277	2.74	2.74	50	5.036	5.108	3.78	3.73
6	5.274	5.240	2.72	2.72	51	5.045	5.113	3.86	3.83
7	5.237	5.199	2.72	2.72	52	5.053	5.118	3.76	3.72
8	5.201	5.158	2.74	2.73	53	5.058	5.123	3.85	3.81
9	5.168	5.118	2.72	2.71	54	5.062	5.127	3.75	3.71
10	5.131	5.082	2.74	2.73	55	5.066	5.132	3.75	3.70
11	5.086	5.051	2.73	2.71	56	5.070	5.136	3.84	3.80
12	5.035	5.027	2.73	2.71	57	5.075	5.140	3.74	3.70
13	4.992	5.010	2.77	2.75	58	5.079	5.144	3.83	3.79
14	4.966	4.998	2.73	2.71	59	5.083	5.149	3.73	3.69
15	4.958	4.989	2.76	2.73	60	5.087	5.153	3.73	3.68
16	4.952	4.982	2.74	2.70	61	5.091	5.158	3.92	3.89
17	4.944	4.975	2.76	2.73	62	5.095	5.162	3.72	3.67
18	4.932	4.968	2.74	2.70	63	5.100	5.167	3.81	3.77
19	4.923	4.964	2.75	2.71	64	5.105	5.172	3.71	3.67
20	4.916	4.960	2.89	2.86	65	5.109	5.176	3.81	3.77
21	4.913	4.958	3.01	3.00	66	5.114	5.181	3.70	3.66
22	4.910	4.956	3.22	3.22	67	5.118	5.186	3.70	3.65
23	4.908	4.954	3.45	3.47	68	5.123	5.191	3.79	3.76
24	4.905	4.954	3.79	3.85	69	5.128	5.196	3.69	3.65
25	4.902	4.955	3.89	3.95	70	5.132	5.201	3.79	3.75
26	4.901	4.959	3.77	3.82	71	5.137	5.206	3.66	3.53
27	4.901	4.964	3.80	3.85	72	5.142	5.211	3.66	3.53
28	4.902	4.972	3.76	3.81	73	5.147	5.216	4.18	4.07
29	4.906	4.980	3.80	3.86	74	5.152	5.221	3.64	3.52
30	4.913	4.989	3.76	3.83	75	5.157	5.226	3.81	3.70
31	4.922	4.997	3.80	3.77	76	5.161	5.231	3.63	3.51
32	4.933	5.005	3.88	3.86	77	5.166	5.236	3.80	3.69
33	4.945	5.011	3.81	3.78	78	5.171	5.241	3.62	3.51
34	4.954	5.017	3.90	3.88	79	5.176	5.246	3.61	3.50
35	4.959	5.023	3.82	3.80	80	5.181	5.251	3.78	3.68
36	4.960	5.029	3.85	3.82	81	5.186	5.256	3.60	3.50
37	4.964	5.036	4.11	4.10	82	5.191	5.261	3.77	3.67
38	4.971	5.044	3.79	3.76	83	5.196	5.266	3.59	3.49
39	4.981	5.053	3.90	3.87	84	5.201	5.271	3.58	3.49
40	4.990	5.063	3.81	3.77	85	5.206	5.275	4.11	4.03
41	4.996	5.073	3.90	3.87	86	5.210	5.280	3.57	3.48
42	5.001	5.081	3.81	3.77	87	5.215	5.285	3.74	3.66
43	5.009	5.088	3.80	3.77	88	5.220	5.290	3.56	3.48
44	5.022	5.092	3.89	3.86	89	5.225	5.295	3.74	3.67
45	5.038	5.094	3.79	3.76	90	5.229	5.299	3.57	3.49

(1)

The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 115% FRM to the Clean-up Call Date (30/360 basis).

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, servicing fees and swap fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)

Assumes proceeds from the Swap Agreement are included.

(4)   Assumes Static Indices:  1-Month LIBOR = 5.34% and 6-Month LIBOR = 5.39%.

BREAKEVEN CDR TABLE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (S/M)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1	A/A2	A-/A3

Loss Severity	30%	30%	30%	30%	30%	30%
Default	36.68 CDR	28.94 CDR	24.82 CDR	21.56 CDR	18.69 CDR	16.26 CDR
Collateral Loss	18.51%	16.27%	14.87%	13.62%	12.41%	11.29%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	24.18 CDR	19.75 CDR	17.26 CDR	15.23 CDR	13.38 CDR	11.77 CDR
Collateral Loss	19.51%	17.16%	15.68%	14.37%	13.09%	11.89%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	18.02 CDR	14.97 CDR	13.23 CDR	11.76 CDR	10.41 CDR	9.22 CDR
Collateral Loss	20.19%	17.75%	16.23%	14.86%	13.53%	12.29%

Class	M-7	M-8	M-9
Rating (S/M)	BBB+/Baa1	BBB/Baa2	BBB-/Baa3

Loss Severity	30%	30%	30%
Default	14.90 CDR	13.43 CDR	11.75 CDR
Collateral Loss	10.61%	9.84%	8.91%

Loss Severity	40%	40%	40%
Default	10.84 CDR	9.83 CDR	8.66 CDR
Collateral Loss	11.17%	10.34%	9.35%

Loss Severity	50%	50%	50%
Default	8.52 CDR	7.75 CDR	6.86 CDR
Collateral Loss	11.53%	10.67%	9.64%

Assumptions:
1) Run at the Prepayment Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments

 All Home Equity Loans

The following summary information with respect to all of the Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$137,070	$2,738 to $948,813
Avg. Original Loan Amount	$138,154	$5,000 to $950,000
Wtd. Avg. Coupon Rate (approximate)	8.631%	6.200% to 16.600%
Wtd. Avg. Combined Loan-to-Value Ratio (approximate)	78.56%	10.00% to 100.45%
Wtd. Avg. Original Term to Maturity (approximate)	350 months	63 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	345 months	19 months to 360 months
Wtd. Avg. Credit Score (approximate)(1)	610	390 to 814
Maximum Seasoning	107 months	0 to 107 months
Percent of Second Liens	5.09%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.96%
All Other Properties	93.95%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.01%
All Other Properties	5.07%
Latest Maturity Date	January 16, 2037
Balloon Loans (as a percent of the aggregate outstanding loan balance)	33.53%
Interest Only Loans (2)	0.36%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(3)	0.33%

(1)

Excludes three Home Equity Loans for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 41.71% of the aggregate outstanding loan balance of all Home Equity Loans had first monthly payments due on or after January 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.  Approximately 0.33% of the aggregate outstanding loan balance of all Home Equity Loans were 31 to 59 days Delinquent as of the Statistical Calculation Date.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding all of the Home Equity Loans.  The sum of the percentage columns in the tables below may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
Alabama	9	$854,054.62	0.12%	10.112%	341	78.29%	626
Arizona	321	50,315,016.56	7.18	8.226	356	78.59	612
Arkansas	18	1,160,433.55	0.17	10.201	297	82.16	626
California	506	120,988,885.27	17.28	8.077	356	78.90	618
Colorado	65	9,432,625.60	1.35	8.920	353	84.71	595
Connecticut	57	11,454,952.19	1.64	8.326	359	80.62	612
Delaware	31	4,763,834.10	0.68	8.594	347	76.11	610
Florida	484	73,249,592.40	10.46	8.289	350	77.84	611
Georgia	118	12,031,603.29	1.72	9.593	327	81.64	594
Idaho	14	2,318,463.73	0.33	8.484	354	80.76	617
Illinois	59	5,701,949.97	0.81	9.718	324	86.21	592
Indiana	77	5,683,058.61	0.81	9.762	323	86.35	590
Iowa	18	959,285.61	0.14	9.540	313	80.62	593
Kansas	31	1,884,413.64	0.27	10.582	327	85.15	590
Kentucky	49	4,643,707.62	0.66	9.155	344	79.36	585
Louisiana	56	5,222,327.54	0.75	8.870	335	79.52	595
Maine	20	2,230,134.05	0.32	8.685	352	73.42	621
Maryland	179	32,845,919.32	4.69	8.282	352	75.69	611
Massachusetts	71	14,447,986.38	2.06	8.372	357	76.02	612
Michigan	61	5,136,796.62	0.73	9.287	346	82.52	602
Minnesota	14	1,254,055.93	0.18	10.097	347	70.20	596
Mississippi	32	1,460,852.09	0.21	11.820	240	85.01	548
Missouri	64	5,642,008.91	0.81	9.568	335	79.34	595
Montana	11	994,659.42	0.14	8.356	356	67.48	616
Nebraska	18	969,282.61	0.14	10.511	284	82.08	594
Nevada	86	16,096,564.63	2.30	8.556	354	78.91	617
New Hampshire	41	7,759,552.26	1.11	8.240	352	84.27	609
New Jersey	154	27,204,922.86	3.88	8.758	339	73.18	619
New Mexico	56	7,014,082.74	1.00	9.280	349	81.50	605
New York	127	19,836,019.78	2.83	8.760	341	74.63	615
North Carolina	171	16,686,221.75	2.38	9.745	329	82.83	593
North Dakota	4	255,261.16	0.04	10.149	311	69.31	618
Ohio	108	9,775,863.68	1.40	9.521	335	79.84	604
Oklahoma	65	5,282,173.78	0.75	8.852	331	78.14	623
Oregon	46	6,601,822.43	0.94	8.363	354	76.34	622
Pennsylvania	171	20,638,568.05	2.95	8.955	340	79.27	609
Rhode Island	17	3,054,427.82	0.44	8.670	333	67.86	614
South Carolina	90	8,497,316.41	1.21	9.976	315	81.77	582
South Dakota	5	492,640.11	0.07	10.002	343	90.63	608
Tennessee	91	8,169,526.05	1.17	9.637	313	86.02	593
Texas	1,101	99,152,881.99	14.16	9.019	328	76.79	611
Utah	12	1,454,410.91	0.21	8.630	348	79.77	595
Vermont	17	2,160,812.84	0.31	8.937	359	74.77	627
Virginia	228	40,932,992.47	5.85	8.134	350	79.37	609
Washington	89	18,031,492.35	2.57	8.270	358	81.41	611
West Virginia	18	1,879,315.30	0.27	9.309	346	79.71	591
Wisconsin	22	2,678,945.70	0.38	9.569	355	84.44	591
Wyoming	7	989,901.84	0.14	8.666	336	80.99	599
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	341	$32,444,485.03	4.63%	8.611%	333	39.64%	609
50.00- 54.99	157	18,093,424.91	2.58	8.350	338	52.45	617
55.00- 59.99	169	22,842,262.04	3.26	8.239	343	57.29	614
60.00- 64.99	269	37,446,355.94	5.35	8.036	341	62.26	609
65.00- 69.99	332	49,033,821.39	7.00	8.139	339	67.41	610
70.00- 74.99	479	67,093,580.62	9.58	8.339	346	72.10	609
75.00- 79.99	618	86,547,217.40	12.36	8.519	343	76.71	613
80.00	551	56,608,961.32	8.08	9.025	331	80.00	615
80.01- 85.00	528	83,162,153.85	11.88	8.507	349	82.32	605
85.01- 90.00	684	112,464,570.17	16.06	8.670	348	87.64	595
90.01- 95.00	217	41,281,519.27	5.89	8.618	351	92.67	592
95.01- 100.00	763	93,231,195.05	13.31	9.430	354	99.73	635
100.01 – 100.45	1	42,069.55	0.01	11.000	274	100.45	494
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

—————————

(1)

The weighted average Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 78.56%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
6.000 - 6.499	56	$13,783,473.55	1.97%	6.387%	359	77.60%	621
6.500 - 6.999	347	85,445,549.51	12.20	6.804	354	75.35	631
7.000 - 7.499	446	92,105,051.47	13.15	7.270	351	74.80	624
7.500 - 7.999	706	128,678,432.56	18.37	7.759	349	78.59	619
8.000 - 8.499	510	81,100,270.92	11.58	8.248	347	78.29	614
8.500 - 8.999	526	83,745,304.14	11.96	8.743	348	80.87	605
9.000 - 9.499	332	45,178,914.44	6.45	9.250	348	81.72	594
9.500 - 9.999	362	41,590,636.42	5.94	9.771	346	79.49	595
10.000 - 10.499	286	32,357,547.93	4.62	10.236	344	74.68	577
10.500 - 10.999	255	24,722,501.92	3.53	10.727	325	79.13	580
11.000 - 11.499	178	12,394,527.81	1.77	11.226	317	78.67	583
11.500 - 11.999	241	14,035,508.54	2.00	11.751	305	82.32	583
12.000 - 12.499	278	19,024,511.41	2.72	12.231	326	83.26	597
12.500 - 12.999	204	10,091,670.66	1.44	12.736	301	86.40	602
13.000 - 13.499	144	6,663,494.85	0.95	13.243	312	90.33	600
13.500 - 13.999	140	5,724,753.20	0.82	13.750	298	87.03	600
14.000 - 14.499	51	2,435,532.76	0.35	14.260	331	93.30	616
14.500 - 14.999	33	927,363.19	0.13	14.668	281	81.06	587
15.000 - 15.499	9	187,681.63	0.03	15.185	279	82.37	557
15.500 - 15.999	3	66,571.70	0.01	15.587	200	78.88	583
16.000 - 16.499	1	17,560.83	0.00	16.350	276	75.00	438
16.500 -17.000	1	14,757.10	0.00	16.600	98	69.88	535
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 8.631%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	830	$25,456,853.41	3.64%	12.221%	261	83.63%	600
50,000.01 - 100,000.00	1,660	123,731,445.98	17.67	9.798	326	74.09	608
100,000.01 - 150,000.00	994	121,937,299.47	17.41	8.841	344	75.37	605
150,000.01 - 200,000.00	575	99,821,501.98	14.25	8.402	353	76.97	610
200,000.01 - 250,000.00	400	89,360,486.47	12.76	8.118	355	79.50	607
250,000.01 - 300,000.00	228	62,347,231.33	8.90	8.193	355	81.50	614
300,000.01 - 350,000.00	149	48,205,456.13	6.88	7.823	354	80.11	620
350,000.01 - 400,000.00	78	29,246,478.67	4.18	7.689	359	83.83	613
400,000.01 - 450,000.00	63	26,757,134.00	3.82	7.453	359	81.00	622
450,000.01 - 500,000.00	50	23,822,657.69	3.40	7.809	356	83.57	617
500,000.01 - 550,000.00	28	14,653,378.84	2.09	7.651	359	86.53	612
550,000.01 - 600,000.00	23	13,204,111.83	1.89	7.866	351	84.41	611
600,000.01 - 650,000.00	11	6,872,091.66	0.98	7.664	359	84.94	603
650,000.01 - 700,000.00	8	5,333,217.53	0.76	7.595	359	82.32	615
700,000.01 - 750,000.00	5	3,660,863.39	0.52	7.334	359	81.92	647
750,000.01 - 800,000.00	2	1,547,168.40	0.22	7.472	360	85.18	693
800,000.01 - 850,000.00	2	1,662,338.08	0.24	7.402	359	90.38	594
850,000.01 - 900,000.00	2	1,723,089.03	0.25	8.203	358	83.35	612
900,000.01+	1	948,812.65	0.14	6.700	357	61.29	583
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $137,070.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Single Family	4,132	$541,780,333.51	77.36%	8.644%	342	77.51%	609
PUD	620	103,835,720.83	14.83	8.584	353	83.52	611
Condominium	152	24,794,981.22	3.54	8.265	355	81.78	624
Townhouse	82	14,480,211.47	2.07	8.093	354	79.50	606
Manufactured Housing	74	8,568,337.34	1.22	9.676	343	76.39	639
Two-Four Family	49	6,832,032.17	0.98	9.501	351	75.36	608
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
63	1	$71,095.02	0.01%	8.730%	63	45.00%	744
84	2	178,037.53	0.03	7.958	83	72.99	683
96	2	124,162.45	0.02	8.638	93	53.35	600
100	1	73,933.89	0.01	7.970	99	44.12	630
102	1	110,593.40	0.02	8.740	101	65.49	565
108	1	5,101.49	0.00	14.050	26	66.67	652
120	66	2,897,363.32	0.41	8.804	107	58.84	632
132	1	124,117.00	0.02	6.980	132	45.13	724
144	3	134,022.50	0.02	11.328	117	79.45	602
150	1	146,361.82	0.02	8.870	147	80.00	719
156	1	313,900.00	0.04	6.570	156	73.00	618
180	348	20,999,646.17	3.00	9.606	157	72.95	613
190	1	76,433.72	0.01	8.820	187	83.70	594
204	2	116,858.94	0.02	8.452	185	66.63	612
214	1	47,117.48	0.01	12.250	128	77.33	516
216	1	21,813.87	0.00	12.750	130	49.25	507
228	1	75,000.00	0.01	7.160	228	73.53	661
240	188	15,464,881.59	2.21	8.837	225	71.72	620
245	1	139,389.00	0.02	8.480	245	87.67	600
252	1	70,495.22	0.01	7.880	250	70.49	690
300	27	3,071,059.92	0.44	8.529	292	72.50	617
336	2	202,331.88	0.03	7.443	335	76.17	662
360	4,456	655,827,900.33	93.65	8.596	355	79.04	610
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 350 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
1- 60	38	$405,129.31	0.06%	11.851%	32	71.35%	620
61-120	212	8,393,730.32	1.20	10.457	100	70.05	599
121-180	248	18,921,027.49	2.70	9.213	174	72.47	620
181-240	129	13,503,610.29	1.93	8.394	238	70.50	627
241-300	498	29,061,728.51	4.15	11.256	275	81.47	570
301-360	3,984	630,006,390.62	89.96	8.471	359	78.90	611
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 345 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
0	1,686	$292,092,863.10	41.71%	8.410%	353	81.96%	614
1-6	2,654	372,210,105.77	53.15	8.524	348	75.61	611
7-12	8	1,478,450.44	0.21	9.972	352	85.22	559
79-84	310	14,523,651.97	2.07	11.777	234	82.34	555
85-90	220	10,379,407.14	1.48	11.677	246	80.35	583
91-96	191	7,901,089.12	1.13	11.293	214	80.91	579
97-102	37	1,462,109.46	0.21	11.027	229	79.85	560
103-107	3	243,939.54	0.03	12.048	230	84.22	551
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 5 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Investor Owned	104	$6,405,683.48	0.91%	10.421%	308	71.77%	635
Owner Occupied	4,964	689,225,093.36	98.42	8.611	345	78.67	610
Second Home	41	4,660,839.70	0.67	9.088	342	71.03	621
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
First Lien	4,457	$664,677,174.59	94.91%	8.426%	345	77.83%	609
Second Lien	652	35,614,441.95	5.09	12.452	343	92.27	637
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Full Documentation	4,304	$560,151,290.08	79.99%	8.642%	343	78.82%	604
Limited Documentation	204	34,459,285.37	4.92	8.847	347	76.83	623
No Income Verification	601	105,681,041.09	15.09	8.503	352	77.73	636
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	1	$56,772.13	0.01%	9.000%	274	99.61%	708
A+	1,474	227,576,735.01	32.50	7.991	348	82.14	640
A1	2,026	295,315,818.07	42.17	8.418	346	78.00	609
A2	781	89,491,391.55	12.78	9.206	335	77.60	588
B	446	48,899,239.11	6.98	10.052	342	73.79	554
C1	224	21,456,065.76	3.06	10.680	337	72.22	557
C2	112	13,059,801.44	1.86	10.813	347	68.10	560
D	41	4,087,735.91	0.58	12.344	346	65.26	573
F	4	348,057.56	0.05	8.751	358	64.61	632
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(4)
390 - 399	1	$41,480.60	0.01%	12.000%	262	70.00%	390
400 - 499	194	12,678,041.10	1.81	11.199	283	77.64	471
500 - 524	219	26,154,385.69	3.73	10.269	341	73.57	511
525 - 549	129	13,358,688.25	1.91	9.698	316	78.62	538
550 - 574	679	91,211,872.78	13.02	8.987	348	76.12	563
575 - 599	1,126	177,160,675.72	25.30	8.445	351	81.12	588
600 - 624	869	118,320,424.09	16.90	8.510	346	77.83	611
625 - 649	819	118,876,092.42	16.98	8.351	347	77.44	636
650 - 674	558	76,730,626.24	10.96	8.414	342	79.49	662
675 - 699	269	35,800,421.39	5.11	8.312	343	79.88	684
700+	243	29,791,049.55	4.25	8.156	335	79.09	732
None	3	167,858.71	0.02	11.836	309	57.82	N/A
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

The weighted average Credit Score of all of the Home Equity Loans is approximately 610.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “Not Available” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes three Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(3)
2/28 6 MO LIBOR	943	$146,919,333.08	20.98%	8.796%	355	78.67%	591
2/28 6 MO LIBOR 40/30 Balloon	509	137,557,569.85	19.64	7.779	359	81.25	610
2/28 6 MO LIBOR 50/30 Balloon	88	26,285,026.83	3.75	7.875	360	94.21	634
2/28 6 MO LIBOR IO	8	1,928,232.39	0.28	7.862	359	95.12	649
3/27 6 MO LIBOR	52	8,331,137.46	1.19	8.553	359	81.77	604
3/27 6 MO LIBOR 40/30 Balloon	36	8,757,907.98	1.25	7.708	359	84.67	620
3/27 6 MO LIBOR 50/30 Balloon	5	1,445,301.00	0.21	7.593	360	98.49	656
6 MO LIBOR	23	1,504,552.67	0.21	11.584	287	81.23	547
Fixed Rate	3,140	306,187,280.75	43.72	9.156	330	75.67	615
Fixed Rate 30/15 Balloon	48	2,553,480.27	0.36	11.962	142	91.99	581
Fixed Rate 40/30 Balloon	227	50,551,375.65	7.22	7.825	358	75.70	616
Fixed Rate 50/30 Balloon	28	7,655,418.61	1.09	7.668	360	86.63	640
Fixed Rate IO	2	615,000.00	0.09	7.217	359	63.60	727
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excluding IO ARMs and Balloon.

(2)

Excluding IO Fixed Rate and Balloon.

(3)

Excludes three Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	2,703	$312,368,560.90	44.61%	8.982%	340	77.50%	610
12	133	20,619,630.70	2.94	8.638	340	76.44	611
24	376	80,212,151.55	11.45	8.096	357	87.35	611
36	1,653	274,539,382.01	39.20	8.263	352	77.15	612
48	1	49,198.17	0.01	11.200	275	91.53	573
60	243	12,502,693.21	1.79	11.347	238	82.93	568
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	3,840	$509,314,530.41	72.73%	8.595%	343	75.20%	609
Purchase	727	99,333,465.19	14.18	8.874	353	93.33	621
Rate/Term Refinance	542	91,643,620.94	13.09	8.570	345	81.25	605
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
0.01 - 20.00	243	$24,838,707.45	3.55%	8.876%	333	68.88%	616
20.01 - 25.00	295	28,393,584.70	4.05	8.778	332	72.95	614
25.01 - 30.00	449	52,228,710.80	7.46	8.489	337	73.57	605
30.01 - 35.00	637	80,542,050.07	11.50	8.520	339	74.86	612
35.01 - 40.00	808	105,660,811.02	15.09	8.630	342	76.58	614
40.01 - 45.00	1,133	163,692,144.74	23.37	8.607	345	79.64	610
45.01 - 50.00	1,263	199,176,939.05	28.44	8.639	351	81.45	609
50.01 - 55.00	253	41,131,168.89	5.87	8.801	354	87.87	601
55.01 - 60.00	26	4,468,884.60	0.64	8.891	360	85.06	621
60.01+	2	158,615.22	0.02	12.260	320	97.11	654
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
ARM	1,664	$332,729,061.26	47.51%	8.270%	357	81.39%	604
Fixed Rate	3,445	367,562,555.28	52.49	8.958	334	75.99	616
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Interest Only	10	$2,543,232.39	0.36%	7.706%	359	87.50%	668
Not Interest Only	5,099	697,748,384.15	99.64	8.634	345	78.53	610
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

BANKRUPTCY STATUS OF ALL HOME EQUITY LOANS

Bankruptcy	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Not Bankruptcy	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

SECTION 32 STATUS OF ALL HOME EQUITY LOANS

Section 32	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
Not Section 32	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(2)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
2.403 - 2.499	1	219,858.14	0.03	7.600	357	80.00	599
3.000 - 3.499	2	382,250.00	0.05	7.396	360	92.17	595
3.500 - 3.999	35	9,409,371.92	1.34	6.624	358	70.40	634
4.000 - 4.499	121	32,566,048.73	4.65	6.790	358	75.66	618
4.500 - 4.999	196	47,654,005.37	6.80	7.173	358	80.05	612
5.000 - 5.499	190	42,891,230.69	6.12	7.620	357	79.94	609
5.500 - 5.999	238	51,819,658.86	7.40	8.038	357	82.39	605
6.000 - 6.499	222	46,360,239.18	6.62	8.584	357	84.48	605
6.500 - 6.999	213	37,442,265.22	5.35	9.015	356	86.95	602
7.000 - 7.499	264	36,508,350.75	5.21	9.785	357	81.46	582
7.500 - 7.999	139	21,339,364.81	3.05	10.247	357	80.69	577
8.000 - 8.499	29	4,733,440.75	0.68	10.590	350	84.85	596
8.500 - 8.999	6	917,998.64	0.13	11.660	333	91.84	592
9.000 - 9.499	5	379,442.76	0.05	12.486	344	72.44	564
9.500 - 9.999	2	75,533.77	0.01	14.946	276	79.11	497
10.000 -10.150	1	30,001.67	0.00	15.500	277	96.40	638
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

The weighted average Gross Margin of all Home Equity Loans is approximately 5.857%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
6.000 - 6.499	54	13,490,644.87	1.93	6.390	359	77.71	621
6.500 - 6.999	164	44,504,890.30	6.36	6.775	359	77.68	624
7.000 - 7.499	169	44,230,164.64	6.32	7.279	359	79.30	615
7.500 - 7.999	259	62,692,084.70	8.95	7.750	359	83.46	611
8.000 - 8.499	185	40,050,883.39	5.72	8.251	359	83.31	611
8.500 - 8.999	202	42,975,420.04	6.14	8.745	359	85.74	598
9.000 - 9.499	157	25,853,056.29	3.69	9.250	358	85.19	589
9.500 - 9.999	150	21,305,232.80	3.04	9.802	354	81.55	586
10.000 -10.499	161	21,411,217.27	3.06	10.270	355	73.54	569
10.500 -10.999	96	11,708,879.17	1.67	10.833	344	80.83	570
11.000 -11.499	16	1,588,594.44	0.23	11.319	315	78.22	566
11.500 -11.999	19	1,257,368.45	0.18	11.927	280	81.69	502
12.000 -12.499	11	786,937.74	0.11	12.858	294	75.72	577
12.500 -12.999	9	339,506.54	0.05	13.042	276	74.53	560
13.000 -13.499	3	126,913.36	0.02	13.848	262	72.38	528
13.500 -13.999	5	260,320.37	0.04	14.243	276	84.80	519
14.000 -14.499	2	71,413.12	0.01	14.848	278	86.89	579
14.500 -14.650	2	75,533.77	0.01	14.946	276	79.11	497
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
13.000 - 13.499	55	13,705,308.42	1.96	6.403	359	77.81	621
13.500 - 13.999	168	45,057,558.50	6.43	6.789	359	77.61	624
14.000 - 14.499	171	44,598,031.55	6.37	7.291	359	79.21	615
14.500 - 14.999	258	62,692,026.35	8.95	7.759	359	83.62	611
15.000 - 15.499	184	39,774,165.53	5.68	8.259	359	83.46	611
15.500 - 15.999	200	42,499,196.43	6.07	8.744	359	85.69	598
16.000 - 16.499	155	25,547,243.69	3.65	9.252	358	85.18	588
16.500 - 16.999	150	21,309,751.70	3.04	9.806	354	81.55	586
17.000 - 17.499	161	21,411,217.27	3.06	10.270	355	73.54	569
17.500 - 17.999	95	11,627,974.03	1.66	10.833	344	80.77	570
18.000 - 18.499	16	1,588,594.44	0.23	11.319	315	78.22	566
18.500 - 18.999	19	1,257,368.45	0.18	11.927	280	81.69	502
19.000 - 19.499	11	786,937.74	0.11	12.858	294	75.72	577
19.500 - 19.999	9	339,506.54	0.05	13.042	276	74.53	560
20.000 - 20.499	3	126,913.36	0.02	13.848	262	72.38	528
20.500 - 20.999	5	260,320.37	0.04	14.243	276	84.80	519
21.000+	4	146,946.89	0.02	14.898	277	82.89	537
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
1.000	19	1,141,827.18	0.16	12.139	265	84.22	538
1.500	5	489,721.61	0.07	9.749	357	75.20	574
2.000	101	6,463,750.78	0.92	11.637	274	82.73	562
3.000	1,539	324,633,761.69	46.36	8.187	359	81.37	605
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
1.000	137	10,654,883.41	1.52	10.788	297	83.62	573
1.500	1,521	321,293,721.20	45.88	8.187	359	81.35	605
3.000	6	780,456.65	0.11	8.133	359	71.18	608
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined LTV	Weighted Average Credit Score(1)
N/A	3,445	$367,562,555.28	52.49%	8.958%	334	75.99%	616
01/01/07	19	1,510,092.71	0.22	12.034	270	83.77	569
01/15/07	8	425,809.37	0.06	11.524	273	75.35	543
02/01/07	16	1,093,144.19	0.16	11.896	274	82.92	526
02/15/07	9	430,087.05	0.06	10.923	289	84.20	567
03/01/07	8	329,381.37	0.05	11.717	279	77.21	569
04/01/07	6	448,284.62	0.06	11.702	307	88.28	542
04/15/07	9	419,236.89	0.06	11.289	286	84.88	503
05/01/07	16	1,146,700.05	0.16	11.517	278	80.30	575
05/12/07	1	66,699.60	0.01	12.125	275	90.00	565
05/15/07	6	266,464.07	0.04	10.663	250	79.51	557
05/30/07	1	70,432.32	0.01	11.250	275	100.00	674
06/01/07	18	1,128,111.59	0.16	11.859	273	83.19	557
06/15/07	7	633,859.62	0.09	11.045	276	80.14	607
03/15/08	2	615,627.27	0.09	10.381	351	79.55	544
04/15/08	1	117,322.20	0.02	10.060	352	90.49	555
05/01/08	1	180,420.07	0.03	9.180	353	80.49	427
05/15/08	1	195,211.10	0.03	8.860	353	100.00	773
06/15/08	2	169,961.90	0.02	10.777	354	76.38	610
07/01/08	1	205,797.18	0.03	9.960	355	50.49	625
08/01/08	8	1,589,897.62	0.23	8.917	356	83.84	611
08/15/08	55	10,677,790.93	1.52	8.166	356	69.74	608
09/01/08	130	26,138,016.38	3.73	8.140	357	77.43	600
09/15/08	57	10,378,071.41	1.48	8.272	357	76.08	595
10/01/08	167	36,207,677.84	5.17	8.275	358	78.37	597
10/15/08	65	12,005,990.19	1.71	8.357	358	77.10	597
11/01/08	192	39,594,629.20	5.65	7.914	359	78.03	603
11/15/08	73	14,668,958.58	2.09	8.030	359	79.04	602
12/01/08	250	58,557,179.29	8.36	8.112	360	85.36	613
12/15/08	136	27,886,763.98	3.98	8.533	360	82.39	601
01/01/09	304	66,629,296.23	9.51	8.200	360	85.68	608
01/15/09	2	407,800.00	0.06	10.094	360	83.84	520
08/15/09	5	1,073,623.17	0.15	7.921	356	73.75	637
09/01/09	5	586,917.17	0.08	9.572	357	68.40	580
09/15/09	6	1,133,129.11	0.16	8.093	357	83.32	611
10/01/09	12	2,895,648.64	0.41	7.530	358	78.87	616
10/15/09	1	77,197.90	0.01	9.730	358	35.12	582
11/01/09	12	1,930,604.78	0.28	8.887	359	87.00	577
11/15/09	6	955,953.42	0.14	7.878	359	83.39	626
12/01/09	12	2,460,501.21	0.35	7.948	360	85.91	603
12/15/09	15	2,893,187.60	0.41	7.886	360	87.65	629
01/01/10	19	4,527,583.44	0.65	8.134	360	90.04	629
Total	5,109	$700,291,616.54	100.00%	8.631%	345	78.56%	610

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.